                                                                      Exhibit 24

                                                               November 14, 2007

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Re:     Authorization to Sign Rule 16 Forms

To whom it may concern:

        I am a member of the Board of Directors of EnergySolutions, Inc.
("EnergySolutions") and, until further written notice, I hereby individually authorize Val J. Christensen (EnergySolutions' Executive Vice President, General
Counsel and Secretary), Mark C. McBride (EnergySolutions' Senior Vice President
and Corporate Controller) and Suzanne Stewart (EnergySolutions' Assistant
Secretary) to sign on my behalf a Form 3 and any Form 4 or Form 5 or related form that I have filed or may file hereafter in connection with my direct or indirect ownership of EnergySolutions securities, and to undertake any other action of any type whatsoever in connection with the foregoing which in his opinion may be of benefit to, in the best interest of, or legally required by
me.

                                        Very truly yours,

                                        /s/ LANCE L. HIRT
                                        ----------------------------------------

                                        Lance L. Hirt